UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2020

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2020, Ziopharm Oncology, Inc. (“Ziopharm” or the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that (1) as a result of the removal of two members of the Company’s Audit Committee (the “Audit Committee”) from the Board of Directors of the Company (the “Board”) effective as of December 3, 2020 and December 15, 2020, respectively, the Audit Committee consisted of only one member and no longer consisted of at least three members as required by Nasdaq Rule 5605(c)(2)(A) and (2) as a result of the removal of a member of the Company’s Compensation Committee (the “Compensation Committee”) from the Board effective as of December 15, 2020, the Compensation Committee no longer consisted of at least two independent members as required by Nasdaq Rule 5605(d)(2)(A). Under Nasdaq Rule 5810(c)(2), as a result of having two vacancies on the Audit Committee, the Company believes it will be granted 45 days from the date of notice of non-compliance by Nasdaq to submit a plan of compliance to Nasdaq. After reviewing the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of notification to regain compliance. The Company plans to rely on the cure period set forth in Nasdaq Rule 5605(d)(4) with respect to the composition of the Compensation Committee. The Company expects to take all necessary steps to regain compliance with the Nasdaq Listing Rules by filling the Audit Committee vacancies and the Compensation Committee vacancy on a timely basis with independent directors who satisfy the applicable requirements of the Nasdaq Listing Rules.

The disclosure in Items 5.02 and Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, following the consent solicitation (the “WaterMill Consent Solicitation”) by WaterMill Asset Management Corp., Robert W. Postma and certain other individuals (collectively, “WaterMill”), WaterMill delivered consents for stockholder action by written consent in lieu of a meeting of the Company’s stockholders under Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Removal of Director

Effective as of December 15, 2020, stockholders of the Company holding a majority of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding and entitled to vote as of the record date of October 29, 2020 (the “Record Date”), acted by written consent pursuant to Section 228 of the DGCL to remove Scott Tarriff from the Board. As a result, Mr. Tarriff was removed from the Board with immediate effect.

Election of New Directors

Effective as of December 15, 2020, stockholders of the Company holding a majority of the Company’s Common Stock outstanding and entitled to vote thereon acted by written consent pursuant to Section 228 of the DGCL to elect Jaime Vieser and Holger Weis (together, the “Newly Elected Directors”) to the Board as directors to fill the two vacancies created by the removal of director Mr. Tarriff and the previously reported resignation of Elan Z. Ezickson effective December 3, 2020. The Newly Elected Directors were elected to serve as directors of the Company until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Board has not yet determined Board committee assignments for the Newly Elected Directors. To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment to this Current Report on Form 8-K within four business days after the information is determined or becomes available.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 15, 2020, stockholders of the Company holding a majority of the Company’s Common Stock outstanding and entitled to vote thereon acted by written consent in lieu of a stockholder meeting pursuant to Section 228 of the DGCL to repeal any provision of the By-Laws of the Company (the “By-Laws”) that was not included in the By-Laws that were in effect and filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2020. No provision of the By-Laws was adopted after September 22, 2020, so this action had no effect.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2020, WaterMill delivered consents for stockholder action by written consent in lieu of a stockholder meeting under Section 228 of the DGCL. Pursuant to Section 228 of the DGCL, WaterMill’s proposals became effective when legally valid, unrevoked consents signed by the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote, as of the close of business on the Record Date were delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. WaterMill’s proposals provided for (i) the repeal of any provision of the By-Laws in effect at the time Proposal 1 becomes effective, including any amendments thereto, which were not included in the By-Laws that were in effect and filed with the SEC on September 22, 2020 (“Proposal 1”), (ii) the removal, without cause, of four members of the Board: Scott Braunstein, J. Kevin Buchi, Elan Z. Ezickson and Scott Tarriff, and in addition, any other person (other than those elected by the WaterMill Consent Solicitation) elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after October 15, 2020 and prior to the time that any of the actions proposed to be taken by the WaterMill Consent Solicitation become effective (“Proposal 2”), (iii) the amendment of Article 3, Section 3.3 of the By-Laws to provide that any vacancies on the Board resulting from any newly created directorship(s) or for any cause shall be filled exclusively by the stockholders of the Company (“Proposal 3”), (iv) the amendment of Article 3, Section 3.2 of the By-Laws to provide that the stockholders of the Company have the exclusive ability to fix the size of the Board and to fix the size of the Board at seven directors (“Proposal 4”), and (v) the election of Robert Postma, Jaime Vieser and Holger Weis to serve as directors of the Company until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining WaterMill nominee or nominees) (“Proposal 5” and Proposals 1 through 5, collectively, the “WaterMill Proposals”).

Based on the tabulation of the Company’s proxy solicitor, Morrow Sodali LLC (“Morrow”), the final tally of unrevoked consents by the Company’s stockholders delivered to the Company with respect to the WaterMill Proposals is set forth below.

Proposal 1 – Repeal Bylaws Adopted After September 22, 2020. This proposal was approved based on the following results.

Consent	Against Consent	Abstain
137,639,010	743,037	97,109

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Proposal 2 – Removal of Directors. This proposal was approved with respect to the removal of Messrs. Braunstein, Ezickson and Tarriff based on the following results. As a result, Mr. Tarriff was removed from the Board.

Director	Consent	Against Consent	Abstain
Scott Braunstein*	106,978,626	3,986,075	27,514,453
J. Kevin Buchi	99,287,332	37,184,011	2,007,811
Elan Z. Ezickson**	134,333,683	3,987,529	157,944
Scott Tarriff	130,105,991	8,240,900	132,265
Any other person elected or appointed to the Board on or after October 15, 2020	99,315,429	37,114,161	2,049,564

*	Dr. Braunstein resigned from the Board effective November 15, 2020.
**	Mr. Ezickson resigned from the Board effective December 3, 2020.

Proposal 3 – By-Law Amendment Regarding Vacancies. This proposal was not approved based on the following results.

Consent	Against Consent	Abstain
104,390,366	34,007,240	81,548

Proposal 4 – By-Law Amendment Regarding Board Size. This proposal was not approved based on the following results.

Consent	Against Consent	Abstain
104,031,891	32,482,738	1,964,525

Proposal 5 – Election of WaterMill’s Nominees. This proposal was approved with respect to the election of Messrs. Postma, Vieser and Weis based on the following results.

Nominee	Consent	Against Consent	Abstain
Robert Postma	113,813,926	24,565,998	99,230
Jaime Vieser	133,272,520	5,144,206	62,430
Holger Weis	116,602,216	21,830,510	46,430

As of the effective date of the WaterMill Proposals, the Company had only two vacancies on the Board. Pursuant to WaterMill’s definitive consent solicitation statement filed with the SEC on October 30, 2020, if there are less than three vacancies on the Board, the WaterMill nominees receiving the highest number of consents will fill the available vacancies. As a result, Messrs. Vieser and Weis have been elected to the Board as directors.

Item 8.01 Other Events.

On December 16, 2020, the Company issued a press release (the “Press Release”) relating to the preliminary tally of the consents delivered pursuant to the WaterMill Consent Solicitation. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 18, 2020, the Company transmitted a copy of a notice to stockholders pursuant to Section 228(e) of the DGCL. A copy of the notice is attached hereto as Exhibit 99.2.

The information set forth above in Item 5.07 Submission of Matters to a Vote of Security Holders is hereby incorporated by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Ziopharm Oncology, Inc., dated December 16, 2020.
99.2	Notice to Stockholders of Ziopharm Oncology, Inc., dated December 18, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

Date: December 18, 2020	By:	/s/ Robert Hadfield
	Name:	Robert Hadfield
	Title:	General Counsel and Secretary

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